This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is made solely by the Offer to Purchase and Proxy Statement dated January 30, 1997 and the related Letter of Transmittal, and is being made to all holders of Shares. AEP is not aware of any jurisdiction where the making of the Offer or the tender of Shares is not in compliance with any applicable law. If AEP becomes aware of any jurisdiction where the making of the Offer or the tender of Shares is not in compliance with any applicable law, AEP will make a good faith effort to comply with such law. If, after such good faith effort, AEP cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of Shares residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of AEP by Merrill Lynch & Co., Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                     AMERICAN ELECTRIC POWER COMPANY, INC.

                      NOTICE OF OFFER TO PURCHASE FOR CASH

                ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING

                    SERIES OF CUMULATIVE PREFERRED STOCK OF

                           APPALACHIAN POWER COMPANY

         298,150 Shares, Cumulative Preferred Stock, 4-1/2% Series at a
          Purchase Price of $69.02 Per Share CUSIP Number 037735 10 7
         500,000 Shares, Cumulative Preferred Stock, 5.90% Series at a
          Purchase Price of $103.17 Per Share CUSIP Number 037735 84 2
         600,000 Shares, Cumulative Preferred Stock, 5.92% Series at a
          Purchase Price of $103.20 Per Share CUSIP Number 037735 85 9
         300,000 Shares, Cumulative Preferred Stock, 6.85% Series at a
          Purchase Price of $107.26 Per Share CUSIP Number 037735 83 4
         500,000 Shares, Cumulative Preferred Stock, 7.80% Series at a
          Purchase Price of $105.50 Per Share CUSIP Number 037735 86 7

                         INDIANA MICHIGAN POWER COMPANY

         119,767 Shares, Cumulative Preferred Stock, 4-1/8% Series at a
          Purchase Price of $62.31 Per Share CUSIP Number 454889 30 4 40,000 Shares, Cumulative Preferred Stock, 4.12% Series at a Purchase Price of $64.17 Per Share CUSIP Number 454889 20 5 60,000 Shares, Cumulative Preferred Stock, 4.56% Series at a
          Purchase Price of $69.94 Per Share CUSIP Number 454889 82 5
         400,000 Shares, Cumulative Preferred Stock, 5.90% Series at a
          Purchase Price of $101.83 Per Share CUSIP Number 454889 85 8
         300,000 Shares, Cumulative Preferred Stock, 6-1/4% Series at a
          Purchase Price of $103.79 Per Share CUSIP Number 454889 84 1
         300,000 Shares, Cumulative Preferred Stock, 6-7/8% Series at a
          Purchase Price of $106.45 Per Share CUSIP Number 454889 86 6
         350,000 Shares, Cumulative Preferred Stock, 6.30% Series at a
          Purchase Price of $103.71 Per Share CUSIP Number 454889 83 3

                               OHIO POWER COMPANY

         202,403 Shares, Cumulative Preferred Stock, 4-1/2% Series at a
          Purchase Price of $69.02 Per Share CUSIP Number 677415 40 8 42,575 Shares, Cumulative Preferred Stock, 4.08% Series at a Purchase Price of $64.56 Per Share CUSIP Number 677415 10 1 51,975 Shares, Cumulative Preferred Stock, 4.20% Series at a Purchase Price of $66.46 Per Share CUSIP Number 677415 20 0 88,363 Shares, Cumulative Preferred Stock, 4.40% Series at a
          Purchase Price of $69.62 Per Share CUSIP Number 677415 30 9
         404,000 Shares, Cumulative Preferred Stock, 5.90% Series at a
          Purchase Price of $103.09 Per Share CUSIP Number 677415 79 6
         395,000 Shares, Cumulative Preferred Stock, 6.02% Series at a
          Purchase Price of $103.71 Per Share CUSIP Number 677415 81 2
         300,000 Shares, Cumulative Preferred Stock, 6.35% Series at a
          Purchase Price of $105.14 Per Share CUSIP Number 677415 82 0

        American Electric Power Company, Inc. ("AEP"), a New York corporation, invites the holders of

        (i) each series of cumulative preferred stock listed above of Appalachian Power Company ("APCo"), a Virginia corporation and direct utility subsidiary of AEP (each, a "Series of APCo Preferred"), to tender any and all of their shares of a Series of APCo Preferred ("APCo Shares") for purchase at the price per share listed above plus accrued and unpaid dividends for the APCo Shares tendered, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement dated January 30, 1997 and in the related Letter of Transmittal (which together constitute the "APCo Offer");

        (ii) each series of cumulative preferred stock listed above of Indiana Michigan Power Company ("I&M"), an Indiana corporation and direct utility subsidiary of AEP (each, a "Series of I&M Preferred"), to tender any and all of their shares of a Series of I&M Preferred ("I&M Shares") for purchase at the price per share listed above plus accrued and unpaid dividends for the I&M Shares tendered, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement dated January 30, 1997 and in the related Letter of Transmittal (which together constitute the "I&M Offer"); and

        (iii) each series of cumulative preferred stock listed above of Ohio Power Company ("OPCo"), an Ohio corporation and direct utility subsidiary of AEP (each, a "Series of OPCo Preferred"), to tender any and all of their shares of a Series of OPCo Preferred ("OPCo Shares") for purchase at the price per share listed above plus accrued and unpaid dividends for the OPCo Shares tendered, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement dated January 30, 1997 and in the related Letter of Transmittal (which together constitute the "OPCo Offer").

        For the purposes of this Notice, APCo, I&M and OPCo are collectively referred to as the "Company"; the Series of APCo Preferred, the Series of I&M Preferred and the Series of OPCo Preferred are collectively referred to as the "Series of Preferred"; the APCo Shares, the I&M Shares and the OPCo Shares are collectively referred to as the "Shares"; and the APCo Offer, the I&M Offer and the OPCo Offer are collectively referred to as the "Offer."

 ----------------------------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 28, 1997 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.
 ----------------------------------------------------------------------------

        THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF SUCH SERIES OF PREFERRED BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. THE OFFER OF EACH COMPANY, HOWEVER, IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT, AS DESCRIBED BELOW, BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING RELATING TO SUCH COMPANY. SEE "TERMS OF THE OFFER -- CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE AND PROXY STATEMENT WITH RESPECT TO EACH COMPANY.

        Concurrently with each Offer, the Board of Directors of each Company is soliciting proxies for use at the Special Meeting of Shareholders of each Company to be held at AEP's principal office, 1 Riverside Plaza, Columbus, Ohio 43215, on February 28, 1997 or any adjournment or postponement of such meetings (collectively, the "Special Meeting"). Each Special Meeting is being held to consider amendments (collectively, the "Proposed Amendment") to each Company's articles of incorporation (collectively, the "Articles") which would remove similar provisions of each Company's Articles that limit each Company's ability to issue debt. The Board of Directors of each Company recommends voting for the Proposed Amendments relating to such Company. WHILE TENDERING HOLDERS OF A SERIES OF PREFERRED OF EACH COMPANY NEED NOT VOTE IN FAVOR OF THE PROPOSED AMENDMENT RELATING TO SUCH COMPANY, THE OFFER, WITH RESPECT TO SUCH COMPANY, IS CONDITIONED UPON SUCH PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT SUCH COMPANY'S SPECIAL MEETING. IN ADDITION, RECORD HOLDERS OF EACH COMPANY'S SHARES HAVE THE RIGHT TO VOTE FOR OR AGAINST THE PROPOSED AMENDMENT RELATING TO SUCH COMPANY REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. IF A PROPOSED AMENDMENT IS APPROVED AND ADOPTED BY A COMPANY'S HOLDERS, THE COMPANY WILL MAKE A SPECIAL CASH PAYMENT IN THE AMOUNT OF $1.00 PER SHARE TO EACH HOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT SUCH SHARES HAVE NOT BEEN TENDERED PURSUANT TO THE OFFER. THOSE HOLDERS WHO VALIDLY TENDER THEIR SHARES WILL BE ENTITLED ONLY TO THE PURCHASE PRICE PER SHARE LISTED ABOVE.

        Any holder of a Series of Preferred desiring to accept the Offer and tender all or any portion of his or her Shares should either (i) request his or her broker, dealer, commercial bank, trust company or nominee to effect the transaction for him or her, or (ii) complete and sign the Letter of Transmittal in accordance with the instruction in the Letter of Transmittal, mail or deliver the same and any other required documents to First Chicago Trust Company of New York (The "Depositary"), and deliver the certificates for such Shares to the Depositary, along with the Letter of Transmittal, or tender such Shares pursuant to the procedure for book-entry transfer set forth in the applicable Offer to Purchase and Proxy Statement under "Terms of the Offer -- Procedures of Tendering Shares," on or prior to the Expiration Date (set forth above). A holder of a Series of Preferred whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or nominee must contact such broker, dealer, commercial bank, trust company or nominee if he or she desires to tender such Shares. Any holder of a Series of Preferred who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth in the applicable Offer to Purchase and Proxy Statement under "Terms of the Offer -- Procedures for Tendering Shares." AEP will pay to each soliciting dealer a solicitation fee for any Shares tendered, accepted for payment and paid pursuant to the Offer. See "Fees And Expenses Paid To Dealers" in each Company's Offer to Purchase and Proxy Statement.

        EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL, AND ONLY
THE APPLICABLE LETTER OF TRANSMITTAL FOR SUCH SERIES OF PREFERRED OR A NOTICE
OF GUARANTEED DELIVERY MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED.

        NEITHER AEP, APCO, I&M, OPCO, THEIR RESPECTIVE BOARDS OF DIRECTORS, NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

        The Offer to Purchase and Proxy Statement with respect to each Company is first being mailed on or about January 30, 1997 to Preferred Shareholders of record on January 27, 1997.

        THE OFFER TO PURCHASE AND PROXY STATEMENT AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

        Questions and requests for assistance may be directed to the Information Agent or the Dealer Managers as set forth below. Requests for copies of the Offer to Purchase and Proxy Statement and the related Letter of Transmittal or other tender offer or proxy materials may be directed to the Information Agent and such copies will be furnished promptly at AEP's expense. Preferred Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                               MORROW & CO., INC.
                                909 Third Avenue
                         New York, New York 10022-4799
                           (800) 566-9061 (Toll Free)
                                       or
                                 (212) 754-8000


                     The Dealer Managers for the Offer are:

         MERRILL LYNCH & CO.                      SALOMON BROTHERS INC
        World Financial Center                  Seven World Trade Center
           250 Vesey Street                     New York, New York 10048
    New York, New York 10281-1330           Attn: Liability Management Group
     1-888-ML4-TNDR (Toll Free)                1-800-558-3745 (Toll Free)
    (1-888-654-8637 (Toll Free))

January 30, 1997